Exhibit 5.1

Allens
33 Alfred Street Sydney NSW 2000 Australia	GPO Box 50 Sydney NSW 2001 Australia

T +61 2 9230 4000 F +61 2 9230 5333 allens.com.au	ABN 47 702 595 758

1 July 2026

IREN Limited Level 5, 55 Market Street Sydney, NSW 2000

Ladies and Gentlemen

IREN Limited (ACN 629 842 799) (the Company)

We have acted as Australian legal advisers to the Company in connection with the preparation and filing by the Company on the date hereof with the U.S. Securities and Exchange Commission (the Commission) of a Registration Statement (Registration Statement) on Form S-8 under the Securities Act 1993 (U.S.), as amended (Securities Act), in respect of the issuance of up to 8,000,000 ordinary shares, no par value, of the Company (OIP Shares), which may be issued pursuant to the Company’s 2025 Omnibus Incentive Plan (Incentive Plan) in accordance with the terms and conditions of the Incentive Plan (Plan Rules).

This opinion letter (Opinion) is being furnished in accordance with Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contexts of the Registration Statement or related prospectus, other than as expressly stated herein.

1	Definitions

In this opinion, the following definitions apply.

(a)	ASIC means the Australian Securities and Investments Commission.

(b)	Constitution means the Amended and Restated Constitution of the Company adopted on 20 November 2025 (19 November 2025 ET) and in force as at the date of this Opinion.

(c)	Corporations Act means the Corporations Act 2001 (Cth).

(d)	Document means a document listed in paragraphs 2(a) to 2(c) below.

(e)	Governing Jurisdiction means the State of New York, United States of America.

(f)	laws of a Relevant Jurisdiction means the common law, principles of equity and laws constituted by legislation that is available to the public generally, in force in the Relevant Jurisdictions.

(g)	Relevant Jurisdiction means New South Wales or the federal jurisdiction of the Commonwealth of Australia.

(h)	Registration Certificates means copies of the Company's registration certificates dated:

(i)	6 November 2018;

(ii)	22 October 2021; and

(iii)	28 November 2024.

2	Documents

We have examined and rely on originals or copies of the following documents:

(a)	the Constitution;

(b)	the Registration Statement; and

(c)	the Registration Certificates.

3	Scope

This Opinion relates only to the laws of the Relevant Jurisdictions, as interpreted by courts of the Relevant Jurisdictions, at 9:00am (Sydney, Australia time) on the date of this Opinion.

This Opinion is given on the basis that it will be construed in accordance with the laws of New South Wales, Australia. Anyone relying on this Opinion agrees that this Opinion and all matters (including any liability) arising in any way from it are to be governed by the laws of New South Wales and will be subject to the non-exclusive jurisdiction of the courts of New South Wales.

We have not reviewed any documents other than the Documents listed in section 2 for the purposes of this Opinion, and this Opinion does not purport to address any legal issues that arise in relation to such other documents that may be or come into force, even if there is a reference to any such documents in the Documents or on the impact such documents may have on the opinions expressed in this Opinion.

We have not considered and do not opine on the Registration Statement or/and any securities law disclosure requirements, other than as expressly stated herein with respect to the ability to issue the OIP Shares.

We express no opinion as to any taxation matters or transfer pricing matters generally or liability to tax which may arise or be suffered as a result of or in connection with the Registration Statement or on the impact which any tax laws may have on the opinions expressed in this Opinion.

We express no opinion on any applicable licensing or similar requirements.

This Opinion does not contain any undertaking to update it or to inform the Company of any changes in the laws of the Relevant Jurisdictions or any other laws which would affect the content thereof in any manner.

4	Searches

We have relied on the following.

(a)	An extract of the public records of the Company produced by ASIC on 1 July 2026 at 9.18am Sydney, Australia time.

(b)	A search of the insolvency notices website maintained by ASIC in respect of the Company on 1 July 2026 at 9.18am Sydney, Australia time.

We have assumed that the extracts produced by ASIC are the same as information provided by the Company to ASIC. We have not examined any documents that the Company may have filed with ASIC. The information in the extracts, or produced by the searches, may not be correct, complete or up to date.

We have not conducted any other searches or investigations for the purposes of this opinion.

5	Opinion

Our opinion is, subject to the assumptions in Schedule 1, that once the OIP Shares have been duly authorised and if and once:

(a)	duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders thereof; and

(b)	fully paid and issued in accordance with the terms of the Constitution, Plan Rules and board resolutions to be passed by the Company,

they will be validly issued, fully paid-up and non-assessable.

6	Benefit

We are providing this Opinion in connection with the Documents and the Registration Statement. We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully

Allens

Schedule 1

1	Assumptions

(a)	All dates, signatures, seals and duty markings are authentic.

(b)	If we have reviewed a copy of a document, it is a correct and complete copy of the original.

(c)	If we have reviewed only a draft of a document, it has been or will be executed in the form of that draft.

(d)	All statements made in the Documents as to factual matters are correct.

(e)	None of the Documents have been amended, released or terminated.

(f)	Each person who executed any Document on behalf of the Company held the position they purported to hold.

(g)	The Registration Statement:

(i)
has been or will be validly authorised and entered into by each party to it, and is binding on each such party under all applicable laws (other than the laws of the Relevant Jurisdictions, but only to the extent opined herein); and

(ii)	is binding on the Company under all applicable laws (other than the laws of the Relevant Jurisdictions, but only to the extent opined herein).

(h)
All acts, conditions or things required to be fulfilled, performed or effected in connection with the Registration Statement under the laws of any jurisdiction (other than the Relevant Jurisdictions but only to the extent opined herein) have been duly fulfilled, performed and effected.

(i)	If the Registration Statement is to be performed in a jurisdiction other than a Relevant Jurisdiction, its performance will not be illegal under the laws of that jurisdiction.

(j)
The Registration Statement constitutes or will on execution constitute binding obligations of the Company under the laws of the Governing Jurisdiction enforceable in competent courts of that jurisdiction.

(k)	Formalities for execution required by the law of the place of execution (other than a Relevant Jurisdiction) of the Registration Statement have been or will be complied with.

(l)	All parties to the Registration Statement will comply with their obligations under the Registration Statement.

(m)	There are no provisions of the laws of any jurisdiction other than Australia that would adversely affect the opinions expressed in this Opinion.

(n)	Board resolutions passed by the Company shall be validly taken and all statements made therein shall be true, accurate and up-to-date.

(o)	Once taken, board resolutions passed by the Company, including powers granted therein, shall not be amended or rescinded and shall remain in full force and effect.

(p)	The OIP Shares will be issued in accordance with the Plan Rules, Constitution and board resolutions to be passed by the Company.

(q)	The transfer agent and registrar maintains the share register of members for the Company.

We have not taken any step to investigate whether the assumptions in this opinion are correct, except as expressly stated in this opinion.